Exhibit 99.3

PART I – Financial Information

Item 1.  Financial Statements

ORTHOLOGIC CORP.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands except share and per share data)

(Unaudited)

	September 30, 2003	December 31, 2002
ASSETS
Current assets
Cash and cash equivalents	$12,287	$11,286
Short-term investments	22,174	18,660
Accounts receivable less allowance for doubtful accounts of $2,951 and $3,111	9,479	9,641
Inventory	2,284	2,568
Prepaids and other current assets	595	598
Deferred income taxes – current	1,667	1,667
Total current assets	48,486	44,420

Furniture and equipment	7,568	8,572
Accumulated depreciation	(6,323)	(7,074)
Furniture and equipment, net	1,245	1,498

Long-term investments	5,024	5,659
Deferred income taxes – non-current	964	964
Investment in Chrysalis BioTechnology	750	750
Deposits and other assets	210	129
TOTAL ASSETS	$56,679	$53,420

LIABILITIES & STOCKHOLDERS’ EQUITY

Current liabilities
Accounts payable	$988	$477
Accrued liabilities	5,277	4,148
Accrued CPM divestiture costs	—	210
Total current liabilities	6,265	4,835

Deferred rent	298	352
TOTAL LIABILITIES	6,563	5,187

STOCKHOLDERS’ EQUITY

Common stock, $.0005 par value: 50,000,000 shares authorized; 33,072,025 and 32,088,821 shares issued; 33,030,225 and 32,047,021 shares outstanding
Additional paid-in capital	139,700	136,945
Common stock to be used for legal settlement	—	2,078
Accumulated deficit	(89,463)	(90,669)
Treasury stock at cost, 41,800 shares	(137)	(137)
TOTAL STOCKHOLDERS’ EQUITY	50,116	48,233

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$56,679	$53,420

See Notes to Unaudited Condensed Consolidated Financial Statements.

OrthoLogic Corp.

Condensed Consolidated Statement of Operations

(in thousands, except per share data)

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2003	2002	2003	2002
Revenues
Net sales	$12,523	$10,279	$34,263	$28,221
Royalties from co-promotion agreement	—	501	—	1,872
Total net revenues	12,523	10,780	34,263	30,093

Cost of Revenues
Cost of goods sold	1,926	1,865	5,088	4,621
Total cost of revenues	1,926	1,865	5,088	4,621

Gross Profit	10,597	8,915	29,175	25,472

Operating expenses
Selling, general and administrative	7,821	7,179	22,503	20,534
Research and development	2,522	722	6,299	2,391
CPM divestiture and related gains	(132)	(221)	(477)	(1,047)
Total operating expenses	10,211	7,680	28,325	21,878

Operating income	386	1,235	850	3,594

Other income	125	169	387	537

Income before income taxes	511	1,404	1,237	4,131

Provision for income taxes	5	12	31	37

NET INCOME	$506	$1,392	$1,206	$4,094

Net income per common share – basic	$0.02	$0.04	$0.04	$0.13

Net income per common and equivalent share – diluted	$0.02	$0.04	$0.04	$0.13

Basic shares outstanding	32,975	32,719	32,892	32,615

Equivalent shares	684	530	385	96

Diluted shares outstanding	33,659	33,249	33,277	32,711

See Notes to Unaudited Condensed Consolidated Financial Statements.

ORTHOLOGIC CORP.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW

(in thousands)

(Unaudited)

	Nine months ended September 30,
	2003	2002
OPERATING ACTIVITIES

Net income	$1,206	$4,094
Non-cash items:
Depreciation	487	526
Change in operating assets and liabilities:
Accounts receivable	162	988
Inventories	284	(1,334)
Prepaids and other current assets	3	(138)
Deposits and other assets	(81)	(19)
Accounts payable	511	516
Accrued liabilities and deferred rent	1,075	(453)
Accrued liabilities on CPM divestiture and related gains	(210)	(754)
Net cash provided by operating activities	3,437	3,426

INVESTING ACTIVITIES

Expenditures for equipment and furniture	(234)	(239)
Purchases of investments	(19,945)	(27,860)
Maturities of investments	17,066	15,250
Net cash used in investing activities	(3,113)	(12,849)

FINANCING ACTIVITIES

Net proceeds from stock option exercises	677	54

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	1,001	(9,369)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	11,286	19,503
CASH AND CASH EQUIVALENTS, END OF PERIOD	$12,287	$10,134

SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Cash paid during the period for interest	$9	$8
Cash paid during the period for income taxes	$21	$42
Common stock issued for legal settlement	$2,078
Conversion of Series B preferred stock to common stock		$600

See Notes to Unaudited Condensed Consolidated Financial Statements.

ORTHOLOGIC CORP.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1.             SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of the Business.  OrthoLogic Corp. (“OrthoLogic” or the “Company”) develops, manufactures and markets proprietary, technologically advanced orthopedic products designed to promote the healing of musculoskeletal tissue, with particular emphasis on fracture healing and spinal repair.  OrthoLogic’s products are designed to enhance the healing of diseased, damaged, degenerated or recently repaired musculoskeletal tissue.  The Company’s products focus on improving the clinical outcomes and cost-effectiveness of orthopedic procedures that are characterized by compromised healing, high-cost, potential for complication and long recuperation time.

On October 9, 2003, the Company announced that it had entered into an Asset Purchase Agreement to sell our bone growth stimulation device business (the “Bone Device Business”) assets (including the rights to produce and market the OL1000, OL1000 SC, SpinaLogic and OrthoFrame/Mayo) to dj Orthopedics.

Pursuant to the Asset Purchase Agreement, OrthoLogic will sell substantially all of the assets of our Bone Device Business, including substantially all of the related machinery, equipment, inventory, work in process, licenses, customer lists, intellectual property, certain agreements and contracts to dj Orthopedics.  dj Orthopedics will assume substantially all of the Bone Device Business trade payables and other current liabilities less payables in an amount approximately equal to the amount of retained Medicare receivables (Note 2).

In 1999, we exercised our option to license the United States development, marketing, and distribution rights for the fracture indications for Chrysalin, a new tissue repair synthetic peptide.  In 2000, we exercised our option to license Chrysalin for all orthopedic applications worldwide.  Since that time, our research and development efforts have focused primarily on our Chrysalin product development program.  We currently have three potential Chrysalin products either in human clinical trials or in late-stage pre-clinical development.

Financial Statement Presentation

In the opinion of management, the unaudited interim financial statements include all adjustments necessary for the fair presentation of the Company’s financial position, results of operations, and cash flows.  The results of operations for the interim periods are not necessarily indicative of the results to be expected for the complete fiscal year.  The balance sheet as of December 31, 2002 is derived from the Company’s audited financial statements included in the 2002 Annual Report on Form 10-K.  These financial statements should be read in conjunction with the financial statements and notes thereto included in the Company’s 2002 Annual Report on Form 10-K.

Use of estimates.  The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.  Actual results could differ from these estimates.  Significant estimates include the allowance for doubtful accounts (approximately $3.0 million at September 30, 2003 and $3.1 million at December 31, 2002), which is based primarily on trends in historical collection rates, consideration of current events, payor mix and other considerations.  The Company derives a significant amount of its revenues in the United States from third-party payors, including Medicare and certain commercial insurance carriers, health maintenance organizations, and preferred provider organizations.  Amounts paid under these plans are generally based on fixed or allowable reimbursement rates.  Revenues are recorded at the expected or pre-authorized reimbursement rates when earned and include unbilled receivables of $611,000 and $860,000 on September 30, 2003 and December 31, 2002, respectively.   The decrease in the unbilled receivables from December 31, 2002 to September 30, 2003 was primarily the result of changes to the Company’s product placement procedures made in late 2002, resulting in improved billing processes.  Billings are subject to review by third party payors and may be subject to adjustments. Any differences between estimated reimbursement and final determinations are reflected in the period finalized.  The Company maintained a reserve for inventory shrinkage and obsolescence of $814,000 and $687,000 on September 30, 2003 and December 31, 2002, respectively.  In the opinion of management, adequate allowances have been provided for doubtful accounts, contractual adjustments and inventory reserves.

Principles of consolidation.  The consolidated financial statements include the accounts of OrthoLogic and its subsidiaries.  All inter-company accounts and transactions have been eliminated.  The Company prepares its consolidated financial statements in accordance with accounting principles generally accepted in the United States of America.  The following briefly describes the significant accounting policies used in the preparation of the financial statements of the Company:

A.  Cash and cash equivalents.  Cash and cash equivalents consist of cash on hand and cash deposited with financial institutions, including money market accounts, and commercial paper purchased with an original maturity of three months or less.

B.  Inventories.  Business inventories are stated at the lower of cost (first in, first out method) or market.  The Company writes down its inventory for inventory shrinkage and obsolescence. Inventory is written down to estimated market value based on a number of assumptions, including future demand and market conditions.

C.  Furniture and equipment.  Furniture and equipment are stated at cost or, in the case of leased assets under capital leases, at the present value of future lease payments at inception of the lease. Depreciation is calculated on a straight-line basis over the estimated useful lives of the various assets, which range from three to seven years. Leasehold improvements and leased assets under capital leases are amortized over the life of the asset or the period of the respective lease using the straight-line method, whichever is the shortest.

The Company adopted Statement of Financial Accounting Standards (“SFAS”) No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets effective January 1, 2002.  SFAS No. 144 addresses financial accounting and reporting for the impairment or disposal of long-lived assets, and supersedes Statement of Financial Accounting Standards No. 121, Accounting of the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of.  SFAS No. 144 requires that the Company evaluate long-lived assets based on the net future cash flow expected to be generated from the asset on an undiscounted basis whenever significant events or changes in circumstances occur that indicate that the carrying amount of an asset may not be recoverable.  The adoption of SFAS No. 144 did not have a significant impact on the Company’s operating results or financial position.

D.  Investment in Chrysalis.  The Company owns a minority ownership interest in Chrysalis BioTechnology, Inc., which is recorded at cost (see Note 5).

E.  Income taxes.  Under Financial Accounting Standards Board (“FASB”) SFAS No. 109, Accounting for Income Taxes, income taxes are recorded based on current year amounts payable or refundable, as well as the consequences of events that give rise to deferred tax assets and liabilities.  The Company bases its estimate of current and deferred taxes on the tax laws and rates that are currently in effect in the appropriate jurisdiction.  Pursuant to SFAS No. 109, the Company has determined that the majority of the deferred tax asset at September 30, 2003 requires a valuation allowance.

F.  Restructuring and other related charges.  The Company recorded restructuring charges during the second quarter of 2001 using the authoritative guidance in Emerging Issues Task Force Issue No. 94-3 (“EITF No. 94-3”), Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring).  In June 2002, the FASB issued SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities (“SFAS No. 146”).  The provisions of SFAS No. 146 are effective for exit or disposal activities that are initiated after December 31, 2002, with earlier adoption encouraged.  The Company adopted SFAS No. 146 effective January 1, 2003.  SFAS No. 146 addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies EITF No. 94-3.  Under SFAS No. 146, the liability for costs associated with exit or disposal activities is recognized and measured initially at fair value only when the liability is incurred, rather than at the date the Company committed to the exit plan.  The adoption of SFAS No. 146 did not have a significant impact on the Company’s operating results or financial position.

G.  Revenue.  Revenue is recognized for sales of the OL1000 and SpinaLogic products at the time the product is delivered to and accepted by the patient, as verified by the patient signing a “Patient Agreement Form” accepting financial responsibility.  If the sale of either product is to a commercial buyer, a purchase order is required, and the revenue is recognized at the time of shipment to the commercial buyer.  The Company’s shipping terms are FOB shipping point.

The amount of revenue recorded at the time of sale is based on contractual terms, or if the Company does not have a contract with the third-party payor, then the amount of revenue recorded is the pricing expected to be approved by the third-party payor, based on historical experience with that payor.  The Company records differences, if any, between the net revenue amount recognized at the time of the sale and the ultimate pricing by the primary third-party payor as an adjustment to sales in the period the Company receives payments from the third-party payor or earlier if the Company becomes aware of circumstances that warrant a change in estimate.

The Hyalgan royalties were recorded in accordance with a Co-Promotion Agreement and a Termination Agreement the Company had with Hyalgan’s distributor. The agreements with Hyalgan’s distributor concluded in December 2002.  The Company will receive no subsequent Hyalgan related revenues (see Note 4).

H.  Warranties.  The Company maintains a warranty reserve for the expected cost to replace or repair products and the “Technology You Can Trust” program for the OL1000 device beginning March 1, 2003.  Warranty costs are recorded in cost of goods sold.  The business does not offer price protection or rebates to any of its customers.  Warranty reserves totaled approximately $30,000 and $97,000 at December 31, 2002 and September 30, 2003, respectively.

Reserve December 31, 2002	Use of reserve	Increase to the reserve	Adjustments to the reserve	Reserve September 30, 2003
$ 30,000	—	$99,400	$(32,100)	$97,300

I.  Research and development.   Research and development represents both costs incurred internally for research and development activities, as well as costs incurred by the Company to fund the research activities with which the Company has contracted and certain milestone payments regarding the continued clinical testing of Chrysalin.   All research and development costs are expensed when incurred.

J. Stock-based compensation.  In December 2002, the FASB issued SFAS No. 148, Accounting for Stock-Based Compensation - Transition and Disclosure (“SFAS No. 148”) which is effective for fiscal years ended after December 15, 2002.  SFAS No. 148 amends SFAS No. 123 to provide alternative methods of transition to SFAS No. 123’s fair value method of accounting for stock-based employee compensation if a company elects to account for its equity awards under this method.  SFAS No. 148 also amends the disclosure provisions of SFAS No. 123 and APB Opinion No. 28, Interim Financial Reporting, to require disclosure of the effects of an entity’s accounting policy with respect to stock-based employee compensation on reported net income and earnings per share in both annual and interim financial statements.  The Company is currently evaluating the impact if it were to adopt the fair value method of accounting for stock-based employee compensation under all three methods.

The Company has two stock-based employee compensation plans.  The Company accounts for those plans under the recognition and measurement principles of APB Opinion No. 25, Accounting for Stock Issued to Employees, and related Interpretations.  No stock-based employee compensation cost is reflected in net income, as all options granted under those plans had an exercise price equal to the market value of the underlying common stock on the date of grant.  The following table (in thousands) presents pro forma disclosures required by SFAS No. 148 of net income and basic and diluted earnings per share as if stock-based employee compensation had been recognized during the three and nine months ended September 30, 2003 and 2002, as determined under the fair value method using the Black-Scholes pricing model.

	Three months ended September 30,		Nine months ended September 30,
	2003	2002	2003	2002
Estimated weighted-average fair value of options granted during the period:	None	None	$1.74	$2.58
Net income attributable to common stockholders:
As reported	$506	$1,392	$1,206	$4,094
Stock based compensation expense	$(115)	$(171)	$(355)	$(526)
Pro forma	$391	$1,221	$851	$3,568
Basic net income per share:
As reported	$0.02	$0.04	$0.04	$0.13
Pro forma	$0.01	$0.04	$0.03	$0.11
Diluted net income per share:
As reported	$0.02	$0.04	$0.04	$0.13
Pro forma	$0.01	$0.04	$0.03	$0.11
Black Scholes model assumptions:
Risk free interest rate	1.6%	1.8%	1.6%	1.8%
Expected volatility	44%	38%	41%	53%
Expected term	2.7 Years	2.7 Years	2.7 Years	2.7 Years
Dividend yield	0%	0%	0%	0%

The proposed sale qualifies as an accelerating event for the Company’s two stock-based compensation plans.  See Note 2 for further discussion.

J. Income per common share.  Income per common share is computed on the weighted average number of common or common and equivalent shares outstanding during each year.  Basic earnings per share is computed as net income divided by the weighted average number of common shares outstanding during the period.  Diluted earnings per share reflects the potential dilution that could occur from common shares issuable through stock options, warrants, and other convertible securities when the effect would be dilutive.

K.  New Accounting Pronouncements.  In November 2002, the FASB issued Interpretation No. 45 (“FIN 45”), Guarantor’s Accounting and Disclosure Requirements for Guarantees, including Indirect Guarantees of the Indebtedness of Others, which clarifies the requirements of SFAS No. 5, Accounting for Contingencies, relating to a guarantor’s accounting for and disclosures of certain guarantees issued.  FIN 45 requires enhanced disclosures for certain guarantees.  FIN 45 also requires certain guarantees that are issued or modified after December 31, 2002, to be initially recorded on the balance sheet at fair value.  The application of FIN 45 did not have a material effect on the Company’s financial statements.

In January 2003, the FASB issued Interpretation No. 46 (“FIN 46”), Consolidation of Variable Interest Entities, which clarifies the application of Accounting Research Bulletin No. 51, Consolidated Financial Statements, relating to consolidation of certain entities.  First, FIN 46 will require identification of the Company’s participation in variable interest entities (“VIEs”), which are defined as entities with a level of invested equity that is not sufficient to fund future activities to permit it to operate on a stand alone basis.  For entities identified as a VIE, FIN 46 sets forth a model to evaluate potential consolidation based on an assessment of which party to the VIE (if any) bears a majority of the exposure to its expected losses, or stands to gain from a majority of its expected returns.  Interpretation No. 46 applies to VIEs created or acquired after January 31, 2003.  For VIEs existing at January 31, 2003, FIN 46, as amended by financial Statement Position No. 46-6, is effective for public companies for annual or interim periods beginning after December 15, 2003.  The application of FIN 46 did not have a material effect on the Company’s financial statements.

In April 2003, the FASB issued SFAS No. 149, Amendment of Statement No. 133 on Derivative Instruments and Hedging Activities (“SFAS No. 149”).  SFAS No. 149 amended and refined certain characteristics of derivative instruments and hedges.  The application of SFAS No. 149 did not have a material effect on the Company’s financial statements.

In May 2003, the FASB issued a SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity (“SFAS No. 150”).  SFAS No. 150 requires the classification of certain financial instruments, previously classified within the equity section of the balance sheet, to be included in liabilities.  SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003 and June 15, 2003 for all other instruments.  The application of SFAS No. 150 did not have a material effect on the Company’s financial statements.